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                                                                      EXHIBIT 2


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is entered into on December 18 2000, by and between Hotel Reservations Network, Inc. (the "BUYER"), and Chris Noble ("SELLER"). Buyer and Seller are referred to collectively herein as the "PARTIES."

                              PRELIMINARY STATEMENT

         Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller 1,000,000 shares of common stock, $.01 par value per share, of TravelNow.com, Inc., a Delaware corporation (the "SHARES"), owned by Seller, on the terms described in this Agreement.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1.  PURCHASE AND SALE OF COMMON STOCK.
    ----------------------------------

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Shares for the consideration specified below in this Section 1.

         (b)  PURCHASE  PRICE.  Buyer agrees to pay to Seller at the Closing
(as defined  below) $3,000,000 (the "PURCHASE   PRICE") in cash by wire
transfer or delivery of other immediately available funds.

         (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer, commencing at 9:00 a.m. local time on December 22, 2000, or such other date as the Parties may mutually agree (the "CLOSING DATE").

         (d) DELIVERIES AT THE CLOSING. At the Closing, (i) Seller will deliver to Buyer a fully executed copy of that certain Standstill Agreement dated July 13, 2000, by and among TravelNow.com, Inc. and the individual parties thereto (the "STANDSTILL AGREEMENT"), and either (A) deliver to Buyer stock certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents, or (B) cause the Shares to be electronically transmitted to Buyer's account through the Depository Trust Company's DWAC system, and (ii) Buyer will deliver to Seller the consideration specified in Section 1(b) above.

2. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement.


                  (i) AUTHORIZATION OF TRANSACTION. Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval


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         of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any agreement to which Seller is bound.

                  (iii) THE SHARES. Seller holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, liens, claims, encumbrances and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of Common Stock. Seller is, however, party to the Standstill Agreement.

         (b) REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement.

                  (i) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) NONCONTRAVENTION, Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject.

3. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 2(a) above shall be true and correct in all material respects at and as of the Closing Date; and

                  (ii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

Buyer may waive any condition specified in this Section 3(a) if it executes a writing so stating at or prior to the Closing.



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         (b) CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                 (i)    the representations and warranties set forth in
                        Section 2(b) above shall be true and correct in all material respects at and as of the Closing Date;

                 (ii) Buyer shall have agreed to be bound by the terms of the Standstill Agreement and shall have executed a copy thereof; and

                 (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

Seller may waive any condition specified in this Section 3(b) if he executes a writing so stating at or prior to the Closing.

4.  MISCELLANEOUS.

         (a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

         (c) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (F) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         (g) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (h) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation

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or in any other jurisdiction.

         (i) EXPENSES. Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (j) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                                   *****

         The Parties hereto have executed this Agreement on the date first above written.

                                  Hotel Reservations Network, Inc.


                                  By:      /s/ David Litman
                                       --------------------------------------
                                  Name:    David Litman
                                       --------------------------------------
                                  Title:   Chief Executive Officer
                                        -------------------------------------



                                   /s/ Chris Noble
                                  -------------------------------------------
                                  Chris Noble